Exhibit 99.1

FOR IMMEDIATE RELEASE

CUBIST INCREASES REVENUE 30% TO $231 MILLION IN THE SECOND QUARTER

•                  CUBICIN Net Revenues of $212 Million, Up 20% Over Q2 2011

•                  Q2 2012 Non-GAAP Diluted EPS Increased 28% Over Q2 2011 to $0.68; Q2 GAAP Diluted EPS was $0.58

•                  Non-GAAP Adjusted Operating Income for Q2 2012 Increased 23% Over Q2 2011 to $71 Million; Q2 GAAP Operating Income was $62 Million

Lexington, Mass., July 19, 2012 — Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) today announced results for the second quarter ended June 30, 2012.  The Company will host a conference call and webcast today at 5:00 p.m. ET (details below).

Financial Highlights for the Second Quarter of 2012 (unaudited)

•                  For the second consecutive quarter, total net revenues grew 30% over the same period in 2011. Q2 2012 total net revenues were $230.6 million, compared to $176.8 million in Q2 2011.

•                  U.S. CUBICIN® (daptomycin for injection) net product revenues increased 19% to $200.2 million from $168.6 million in Q2 2011; CUBICIN international revenues increased 47% to $11.4 million, compared to $7.7 million in Q2 2011.

•                  Non-GAAP diluted earnings per share (EPS) increased 28% to $0.68, compared to $0.53 in Q2 2011; GAAP diluted EPS was $0.58, compared to a loss of $0.34 per share in Q2 2011.

•                  Non-GAAP adjusted operating income increased 23% to $71.1 million, compared to $57.7 million in Q2 2011; GAAP operating income was $61.5 million, compared to an operating loss of $24.2 million in Q2 2011.

Michael Bonney, CEO of Cubist, said, “With another strong quarter, driven by revenue growth of 30% and a marked increase in bottom line growth, we are very pleased with the first half of 2012. We’re off to a strong start as we drive towards our Building Blocks of Growth five-year goals, and we look forward to a promising second half of 2012 as we continue to focus on creating long-term shareholder value.”

Cubist recorded a $5 million bonus from Optimer Pharmaceuticals, Inc. in the second quarter of 2012, for achieving the first year revenue target, bringing DIFICID® (fidaxomicin) service revenues for the quarter to $8.7 million. ENTEREG® (alvimopan), acquired through our acquisition of Adolor Corporation in December 2011, net product revenues were $9.7 million in Q2 2012.

As of June 30, 2012, Cubist had $854 million in cash, cash equivalents and investments. The total number of Cubist’s common shares outstanding as of June 30, 2012 was 63,751,433.

Recent Company Highlights

•                  On July 12, 2012, Cubist announced the initiation of its pivotal Phase 3 studies evaluating the efficacy and safety of CB-315 in patients with Clostridium difficile-associated diarrhea, or CDAD, with enrollment of a patient in the first of two planned identical global trials.

65 Hayden Avenue, Lexington, MA 02421  P 781.860.8660  F 781.861.0566  www.cubist.com

•                  On July 2, 2012, Cubist announced the promotion of Robert J. Perez, former Executive Vice President and Chief Operating Officer (COO), to President and COO; the promotion of Michael Tomsicek, former Vice President of Corporate Finance, to Senior Vice President and Deputy Chief Financial Officer; and the appointment of Thomas Rollins, former Senior Vice President of Program Management and R&D Planning at Sunovian Pharmaceutical Inc., to Senior Vice President of Program and Portfolio Management.

•                  On June 11, 2012, Cubist announced a five-year strategic roadmap, Building Blocks of Growth, which focuses on driving top- and bottom-line growth, future pipeline developments, and cultural enhancements that will position Cubist to deliver long-term, sustainable growth.

•                  In May 2012, at two scientific meetings, Cubist presented the results from Phase 2 studies of CB-5945 in patients with chronic non-cancer pain and opioid-induced constipation (OIC). The studies each met the primary endpoint of change from baseline in the number of spontaneous bowel movements (SBMs). Phase 3 studies are planned to begin by the end of 2012.

•                  On April 17, 2012, Cubist announced that its Phase 4 study of ENTEREG in patients undergoing radical cystectomy met its primary endpoint of time to achieve recovery of both upper and lower GI function. Additionally, all secondary endpoints, including length of hospital stay, achieved statistical significance. Cubist expects to submit a supplemental New Drug Application (sNDA) with the U.S. Food and Drug Administration (FDA) by the end of 2012.

“As we look to build on our tremendous momentum as a growing leader in the acute care/hospital environment, our Building Blocks of Growth will help us to sharpen our focus and measure our future success,” said Michael Bonney.  “The next five years present many exciting opportunities for Cubist, and we have already taken important steps to capture them, including making key senior executive promotions and new hires that enhance our existing team.  Together, we look forward to delivering important new medicines for patients and driving long-term value for our customers and shareholders.”

Use of Non-GAAP Financial Measures

Non-GAAP net income, non-GAAP EPS and non-GAAP adjusted operating income exclude non-operational activities.  As a result, Cubist uses these measures to assess and analyze its operational results and trends and to make financial and operational decisions.  Cubist also believes these non-GAAP financial measures are useful to investors because they provide greater transparency regarding Cubist’s operating performance.  These non-GAAP financial measures should not be considered an alternative to measurements required by GAAP, such as operating income, net income and EPS, and should not be considered measures of Cubist’s liquidity.  In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies.  Reconciliations between non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

***********************CONFERENCE CALL & WEBCAST INFORMATION***********************

CUBIST 2Q 2012 FINANCIAL RESULTS

Thursday, July 19, 2012 at 5:00 p.m. ET

U.S./Canada Attendee Dial-in: (855) 319-7654

International Attendee Dial-in: (484) 756-4327

Attendee Passcode: 13972921

24-HOUR REPLAY U.S./CANADA: (855) 859-2056

24-HOUR REPLAY INTERNATIONAL: (404) 537-3406

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

www.tinyurl.com/cubist2Q12

Attendee Password: 071912

Replay will be available for 90 days via the Internet at www.cubist.com

*********************************************************************************

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address significant unmet medical needs in the acute care environment. Cubist is headquartered in Lexington, Mass. Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist Safe Harbor Statement

This press release includes forward-looking statements, including, without limitation, statements regarding:  (i) the favorable results of our Phase 2 clinical studies of CB-5945 and our expectations on the anticipated timing of our Phase 3 clinical studies for CB-5945; and (ii) our expectations regarding the submission of an sNDA for the use of ENTEREG by the end of 2012. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: (i) our ability to successfully develop CB-5945 on the timelines that we expect; (ii) the timing and outcome of discussions with regulatory agencies, including the FDA, regarding ENTEREG, the timing of our submission of an sNDA, if any, and the actual safety and efficacy of ENTEREG for the indications in which it is being studied; and (iii) those additional factors discussed under the caption “Risk Factors” in our recent periodic filings with the Securities and Exchange Commission. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements.

Cubist, CUBICIN and ENTEREG are registered trademarks of Cubist Pharmaceuticals, Inc.

DIFICID is a registered trademark of Optimer Pharmaceuticals, Inc.

Contacts:
INVESTORS:	MEDIA:
Cubist Pharmaceuticals, Inc.	Cubist Pharmaceuticals, Inc.
Eileen C. McIntyre	Julie DiCarlo
Senior Director, Investor Relations	Senior Director, Corporate Communications
(781) 860-8533	(781) 860-8063
eileen.mcintyre@cubist.com	julie.dicarlo@cubist.com

Tables Follow

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	June 30,	December 31,
	2012	2011

ASSETS
Cash, cash equivalents and investments	$854,418	$867,695
Accounts receivable, net	90,126	87,800
Inventory	72,422	70,000
Property and equipment, net	168,763	168,425
Deferred tax assets, net	14,384	16,189
In-process research and development	311,400	311,400
Other assets	349,145	365,946

Total assets	$1,860,658	$1,887,455

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$156,621	$177,378
Deferred tax liabilities, net	132,226	143,177
Deferred revenue	37,242	31,524
Contingent consideration	223,757	248,234
Debt and other liabilities, net	424,564	487,285
Total liabilities	974,410	1,087,598

Total stockholders’ equity	886,248	799,857

Total liabilities and stockholders’ equity	$1,860,658	$1,887,455

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(in thousands, except share and per share data)

	Three months ended			Six months ended
	June 30,			June 30,
	2012		2011	2012		2011

Revenues:
U.S. CUBICIN product revenues, net	$200,180		$168,575	$384,887		$322,291
U.S. ENTEREG product revenues, net	9,706		—	19,148		—
Total U.S. product revenues, net	209,886		168,575	404,035		322,291
International product revenues	11,363		7,747	24,017		16,047
Service revenues	8,665		—	12,329		—
Other revenues	653		516	1,878		1,031
Total revenues, net	230,567		176,838	442,259		339,369

Costs and expenses:
Cost of product revenues	58,891		38,976	112,843		75,553
Research and development	67,206		41,871	118,378		82,287
Contingent consideration	2,694		81,816	5,523		82,914
Selling, general and administrative	40,255		38,341	84,035		78,505
Total costs and expenses	169,046		201,004	320,779		319,259

Operating income (loss)	61,521		(24,166)	121,480		20,110

Other income (expense), net	(11,273)		(6,961)	(19,786)		(13,768)

Income (loss) before income taxes	50,248		(31,127)	101,694		6,342

Provision (benefit) for income taxes	7,125		(10,512)	25,777		4,372

Net income (loss)	$43,123		$(20,615)	$75,917		$1,970

Basic earnings (loss) per share	0.68		(0.34)	1.20		0.03
Diluted earnings (loss) per share	0.58	(1)	(0.34)	1.04	(1)	0.03

Shares used in calculating:
Basic earnings (loss) per share	63,498,953		60,517,553	63,250,165		59,991,068
Diluted earnings (loss) per share	81,166,329		60,517,553	81,001,476		61,828,807

(1)	Includes add back of interest expense, debt issuance costs and debt discount amortization on 2.50% notes to income, net of tax effect

CUBIST PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

UNAUDITED

(in thousands, except share and per share data)

	Three months ended				Six months ended
	June 30,				June 30,
	2012		2011		2012		2011

Reconciliation of GAAP net income (loss) to non-GAAP proforma net income

GAAP net income (loss)	$43,123		$(20,615)		$75,917		$1,970

Non-cash debt discount amortization	4,654		4,569		9,481		9,054

Loss on partial extinguishment of 2.25% Notes	3,728		—		3,728		—

ENTEREG intangible asset amortization	4,589		—		9,177		—

ENTEREG inventory step-up	834		—		1,369		—

Expenses related to the acquisition of Adolor	1,448		—		5,037		—

Contingent consideration	2,694		81,816		5,523		82,914

Reversal of reserve for uncertain tax positions	(10,961)		—		(10,961)		—

Non-cash tax adjustment	4,825		(24,228)		21,974		(11,189)

Non-GAAP proforma net income	$54,934		$41,542		$121,245		$82,749

Non-GAAP basic earnings per share	$0.87		$0.69		$1.92		$1.38
Non-GAAP diluted earnings per share	$0.68	(1)	$0.53	(1)	$1.50	(1)	$1.08	(1)

Shares used in calculating:
Non-GAAP basic earnings per share	63,498,953		60,517,553		63,250,165		59,991,068
Non-GAAP diluted earnings per share	84,076,269		81,961,313		84,231,134		80,802,339

(1) Includes add back of interest expense and debt issuance costs on 2.25% notes and 2.50% notes to income, net of tax effect

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011

Reconciliation of GAAP operating income (loss) to non-GAAP adjusted operating income

Operating income (loss)	$61,521	$(24,166)	$121,480	$20,110

ENTEREG intangible asset amortization	4,589	—	9,177	—

ENTEREG inventory step-up	834	—	1,369	—

Expenses related to the acquisition of Adolor	1,448	—	5,037	—

Contingent consideration	2,694	81,816	5,523	82,914

Non-GAAP adjusted operating income	$71,086	$57,650	$142,586	$103,024

CUBIST PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

UNAUDITED

(in thousands, except share and per share data)

	Three months ended				Six months ended
	June 30,				June 30,
	2012		2011		2012		2011
Reconciliation of GAAP basic earnings per share to non-GAAP basic earnings per share

Non-GAAP basic net income - from table above	$54,934		$41,542		$121,245		$82,749

GAAP and Non-GAAP basic shares	63,498,953		60,517,553		63,250,165		59,991,068

GAAP basic earnings (loss) per share	$0.68		$(0.34)		$1.20		$0.03
Non-GAAP adjustments - from table above	0.19		1.03		0.72		1.35
Non-GAAP basic earnings per share	$0.87		$0.69		$1.92		$1.38

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share

Non-GAAP basic net income - from table above	$54,934		$41,542		$121,245		$82,749
Non-GAAP dilutive adjustments	2,417	(1)	1,969	(1)	4,906	(1)	4,119	(1)
Non-GAAP diluted net income	$57,351		$43,511		$126,151		$86,868

GAAP diluted shares	81,166,329		60,517,553		81,001,476		61,828,807
Non-GAAP dilutive adjustments	2,909,940	(2)	21,443,760	(2)	3,229,658	(2)	18,973,532	(2)
Non-GAAP diluted shares	84,076,269		81,961,313		84,231,134		80,802,339

GAAP diluted earnings (loss) per share	$0.58		$(0.34)		$1.04		$0.03
Non-GAAP dilutive adjustments	0.10		0.87		0.46		1.05
Non-GAAP diluted earnings per share	$0.68		$0.53		$1.50		$1.08

(1) Includes add back of interest expense and debt issuance costs on 2.25% notes and 2.50% notes to income, net of tax effect

(2) Weighted average shares issued on full conversion